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                                 ASTOR CORPORATION
                          FY 1997 INCENTIVE BONUS PROGRAM


Astor Corporation has established an incentive bonus program for salaried employees to reward achievement of the 1997 performance objectives. Individual and collective performance is required for the company to reach the $21 million EBITDA worldwide goal. It is recognized that each salaried employee will contribute to the company's financial growth, and will therefore be eligible for a year end bonus.

BONUS % TARGETS
The year end EBITDA result will determine the bonus percentage. A target bonus level of 4% of the April 1996 base salary has been set if the planned $21.0 million EBITDA is achieved. EBITDA results of $19.5 million or more will trigger the bonus program in accordance with the following graduated schedule. The intent is to reward performance that significantly exceeds the $18.0 million of FY 1996.

                   EBITDA              % Bonus
                   ------              -------
                   $19.5                  1%
                    20.0                  2%
                    20.5                  3%
                    21.0                  4%

OUTSTANDING ACHIEVEMENT
Management believes that higher EBITDA levels are within reach, and will provide for continuation of the bonus awards for exceeding the stated plan of $21.0 million. The company will increase bonus awards up to $25.0 million EBITDA according to the following schedule.

                   EBITDA              % Bonus
                   ------              -------
                   $22.0                 4.5%
                    23.0                 5.0%
                    24.0                 5.5%
                    25.0                 6.0%

BONUS AWARDS
The Operating Board will consider all awards and issue approved cash payments during June 1997. Individual employee bonus award calculations will be based upon:

    1) Actual year end EBITDA as of March 31, 1997
    2) EBITDA graduated schedule (prorated between increments if necessary)
    3) Individual's satisfactory performance